RESTATED BY-LAWS
OF
MERRILL LYNCH & CO., INC.
Effective: October 30, 2007

i

ii

RESTATED BY-LAWS
OF
MERRILL LYNCH & CO., INC.
ARTICLE I. OFFICES
     Merrill Lynch & Co., Inc. (hereinafter called the “Corporation”) may establish or discontinue, from time to time, such offices and places of business within or without the State of Delaware as the Board of Directors may deem proper for the conduct of the Corporation’s business.
ARTICLE II. MEETINGS OF STOCKHOLDERS
Section 1. Annual Meeting.
     The annual meeting of the holders of shares of such classes or series of stock as are entitled to notice of and to vote at such Annual Meeting pursuant to the provisions of the Certificate of Incorporation (hereinafter called the “Annual Meeting of Stockholders”) for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting shall be held in each year at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.
Section 2. Special Meetings.
     In addition to such meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation’s stock may be called at any time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board and may be held at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors. For purposes of these By-Laws, the term “Whole Board” shall mean the total number of authorized Directors whether or not there exist any vacancies in previously authorized directorships.
Section 3. Notice of, and Business at, Meetings.
     a. Notice.
     Except as otherwise provided by law, notice of each meeting of stockholders shall be given either by delivering personally, by electronic transmission or by mailing a written notice to each stockholder of record entitled to vote at the meeting or by providing notice in such other form and by such other method as may be permitted by Delaware law. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his or her address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to another address, in which case it shall be mailed to the address designated in such request. Except as otherwise provided herein or required by law, notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors, shall state the purpose or purposes for which the meeting is called, the date, time and location of the meeting, and shall be delivered personally, by electronic communication, or mailed not more than sixty (60) days and not less than ten (10) days, before the day of the meeting. Except as otherwise provided by law, the business which may be transacted at any special meeting shall consist of, and be limited to the purpose or purposes so stated in such notice. An affidavit stating that notice has been given shall be filed with the minutes of such meeting.
     b. Business.
     (1) General.
     No business may be transacted at an Annual Meeting, other than business that is either (1) specified in the notice of meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (2) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (3) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 3(b) and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (ii) complies with the notice procedures set forth in this Section 3(b). No business shall be conducted at the Annual Meeting except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 3(b), or in the Certificate of Incorporation provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 3(b) shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with these procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
     (2) Timing Requirements.
     In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder (including the nomination of a person for election as a Director), such stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary of the Corporation not less than fifty (50) days nor more than seventy five (75) days prior to the date of the Annual Meeting; provided, that in the event that less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever occurs first.
     (3) Written Form.
     To be in proper written form, a stockholder’s notice to the Secretary (other than notice relating to the nomination of a person for election as a Director) must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.
     (4) Director Nominations.
     Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, nominations for the election of directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any stockholder of record entitled to vote generally in the election of directors. However, any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice has been provided in accordance with Section 3b(1) of these By-Laws. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Corporation’s capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (iv) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The Chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
Section 4. Organization.
     The Chairman of the Board shall act as chairman at all meetings of stockholders at which he or she is present, and in that capacity he or she shall call such meetings of stockholders to order. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 4 to be performed by him or her at such meeting shall be performed at such meeting by the Lead Independent Director, if any. If the Lead Independent Director is not present, or none has been elected, one of the Directors present shall be chosen by the majority of the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his or her absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.
Section 5. Inspectors of Election.
     The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report of such meeting. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
     The inspector(s) shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of their duties. No person who is a candidate for office at an election or has been appointed a proxy by the Corporation may serve as an inspector at such election.
Section 6. Stockholders Entitled to Vote.
     The Board of Directors may, except as otherwise required by law, fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof. In such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed. No record date shall precede the date on which the Board of Directors establishes such record date. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either on a reasonable accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 7. Quorum and Adjournment.
     Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting present in person or by proxy without regard to class or series shall constitute a quorum at all meetings of the stockholders. Where a separate vote by class or series is required, a majority of the voting power of the shares of such class or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, the Chairman of the meeting may adjourn any meeting until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 8. Conduct of Meetings.
     The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the Chairman of the meeting. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of him or her are appropriate for the proper conduct of the meeting.
Section 9. Vote of Stockholders.
     Except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, all action by stockholders shall be taken at a stockholders’ meeting. Every stockholder of record, as determined pursuant to Section 6 of this Article II, and who is entitled to vote, shall, except as otherwise expressly provided in the Certificate of Incorporation with respect to any class or series of the Corporation’s capital stock, be entitled at every meeting of the stockholders to one vote for every share of stock standing in his or her name on the books of the Corporation. Every stockholder entitled to vote may authorize another person or persons to act for him or her by proxy duly appointed by an instrument in writing, or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may revoke any proxy by attending the meeting and voting in person or by filing a subsequent duly executed proxy with the Secretary of the Corporation. Election of Directors shall be by written ballot but, unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the Chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. No ballot, proxies or votes, nor any revocations thereof or changes thereto shall be accepted after the time set for the closing of the polls. Except as otherwise provided in Sections 14 and 15 of Article III or by the Certificate of

Incorporation, Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Except as otherwise provided by law or by the Certificate of Incorporation, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject shall be the act of the stockholders.
Section 10. Shares Entitled to More or Less than One Vote.
     If any class or series of the Corporation’s capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in these By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.
ARTICLE III. BOARD OF DIRECTORS
Section 1. Election and Term.
     Except as otherwise provided by law or by the Certificate of Incorporation, and subject to the provisions of Sections 13, 14 and 15 of this Article III, Directors shall be elected at the Annual Meeting to serve until the Annual Meeting in the third year following their election and until their successors are elected and qualify or until their earlier resignation or removal.
Section 2. Qualification.
     No one shall be a Director who is not the owner of shares of Common Stock of the Corporation. Acceptance of the office of Director may be expressed orally or in writing.
     For the purposes of this Section 2: (1) stock units or other equity-linked instruments tied to the value of the Corporation’s Common Stock shall be deemed to be shares of Common Stock of the Corporation; and (2) an initial grant of Common Stock, stock units or other equity-linked instruments tied to the value of the Corporation’s Common Stock under any of the Corporation’s plans for its non-employee Directors, even if made after the date of the election of a Director, shall be sufficient to comply with this provision.
Section 3. Number.
     The number of Directors may be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3) nor more than thirty (30).
Section 4. General Powers.
     The business, properties and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation, to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and, by resolution adopted by a majority of the Whole Board, to appoint committees of the Board of Directors in addition to those appointed pursuant to Article IV hereof, the membership of which may consist of one or more Directors, and which may advise the Board of Directors with respect to any matters relating to the conduct of the Corporation’s business. The Board of Directors may designate one or more Directors as alternate members of any committee, including those appointed pursuant to Article IV, who may replace any absent or disqualified member at any meeting of the committee. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation.
Section 5. Place of Meetings.
     Meetings of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors.
Section 6. Organizational Meeting.
     A newly elected Board of Directors may meet and organize, and also may transact any other business which might be transacted at a regular meeting on the day of the Annual Meeting, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a majority of the Whole Board is present. Such organization meeting may otherwise be held at any other time or place which may be specified in a notice given in the manner provided in Section 8 of this Article III for special meetings of the Board of Directors, or in a waiver of notice of such organization meeting.
Section 7. Regular Meetings.
     Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.
Section 8. Special Meetings; Notice and Waiver of Notice.
     Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman of the Board, the Chief Executive Officer, the President or a Co-President or a Vice Chairman of the Board, or on the request in writing or by electronic transmission of any three other Directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the Chairman of the Board, the Chief Executive Officer, the President or a Co-President or a Vice Chairman of the Board, as the case may be. Notices of special meetings shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him or her at such place by electronic communication or be delivered personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any Director if he or she shall sign a written waiver thereof either before or after the time stated therein, or if he or she shall attend a meeting, except when he or she attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by these By-Laws. Unless limited by law, by the Certificate of Incorporation or by these By-Laws, any and all business may be transacted at any special meeting.

Section 9. Organization of Meetings.
     The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 9 to be performed by him or her at such meeting shall be performed at such meeting by the individual elected by the Board of Directors to act as Lead Independent Director, if any. If no Lead Independent Director has been elected or if the Lead Independent Director is not present at the meeting, one of the Directors present shall be chosen by the majority of the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors, and in his or her absence a secretary of the meeting shall be appointed by the Chairman of the meeting.
Section 10. Quorum and Manner of Acting.
     Except as otherwise provided by Section 6 of this Article III, at every meeting of the Board of Directors one-third (1/3) of the total number of Directors constituting the Whole Board shall constitute a quorum but in no event shall a quorum be constituted by less than two (2) Directors. Except as otherwise provided by law or by the Certificate of Incorporation, the act of a majority of the Directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by a member of the Board of Directors in a meeting pursuant to this Section 10 shall constitute his or her presence in person at such meeting.
Section 11. Voting.
     On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of the Board of Directors so requests at the time.
Section 12. Action without a Meeting.
     Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board of Directors or the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 13. Resignations.
     Any Director may resign at any time upon written notice of resignation to the Corporation in writing or by electronic transmission. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.
Section 14. Removal of Directors.
     Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (i) any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.
Section 15. Vacancies.
     Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors for any reason, including by reason of any increase in the number of Directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, and any Directors so elected shall hold office until the next election of the class for which such Directors have been elected and until their successors are elected and qualify.
Section 16. Directors’ Compensation.
     Any and all Directors may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing contained in these By-Laws shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation for such service.
ARTICLE IV. COMMITTEES
Section 1. Constitution and Powers.
     The Board of Directors may, by resolution adopted by affirmative vote of a majority of the Whole Board, appoint one or more committees of the Board of Directors, which committees shall have such powers and duties as the Board of Directors shall properly determine. Unless otherwise provided by the Board of Directors, no such other committee of the Board of Directors shall be composed of fewer than two (2) Directors.

Section 2. Place of Meetings.
     Meetings of any committee of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or such committee.
Section 3. Meetings; Notice and Waiver of Notice.
     Regular meetings of any committee of the Board of Directors shall be held at such times as may be determined by resolution either of the Board of Directors or of such committee and no notice shall be required for any regular meeting. Special meetings of any committee shall be called upon request of the Chair of each committee or any two (2) members thereof. Notices of special meetings shall be mailed to each member, addressed to him or her at his or her residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him or her at such place by electronic transmission, or be delivered personally or by telephone, not later than the day before such day of meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee, need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or the By-Laws. Notices of any such meeting need not be given to any member of any committee, however, if waived by him or her as provided in Section 8 of Article III, and the provisions of such Section 8 with respect to waiver of notice of meetings of the Board of Directors shall apply to meetings of any committee as well.
Section 4. Organization of Meetings.
     The Chair of the committee, if any, shall preside at all meetings of such committee and if the Chair is not present one of the Directors present shall be chosen by a majority of the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation, except as otherwise expressly provided by the Board of Directors, shall act as secretary at all meetings of any committee at which he or she is present and in his or her absence a secretary of the meeting shall be appointed by the chairman of the meeting.
Section 5. Quorum and Manner of Acting.
     One-third (1/3) of the members of any committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of such committee. In the absence of a quorum, a majority of the members of any committee present, or, if two (2) or fewer members shall be present, any member of the committee present or the Secretary, may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 10 of Article III with respect to participation in a meeting of the Board of Directors and the provisions of Section 12 of Article III with respect to action taken by the Board of Directors without a meeting shall apply to participation in meetings of and action taken by any committee.
Section 6. Voting.
     On any question on which any committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of such committee so requests.

Section 7. Records.
     All committees shall keep minutes of their acts and proceedings, which shall be submitted at the next regular meeting of the Board of Directors unless sooner submitted at an organization or special meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.
Section 8. Vacancies.
     Any vacancy among the appointed members or alternate members of any committee of the Board of Directors may be filled by affirmative vote of a majority of the Whole Board.
Section 9. Members’ Compensation.
     Members of all committees may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any member of any committee from serving the Corporation in any other capacity and receiving compensation for such service.
Section 10. Emergency Management Committee.
     In the event that a quorum of the Board of Directors cannot readily be convened as a result of emergency conditions following a catastrophe or disaster, then all the powers and duties vested in the Board of Directors shall vest automatically in an Emergency Management Committee which shall consist of all readily available members of the Board of Directors and which committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. Two (2) members shall constitute a quorum. Other provisions of these By-Laws notwithstanding, the Emergency Management Committee shall call a meeting of the Board of Directors as soon as circumstances permit, for the purpose of filling vacancies on the Board of Directors and its committees and to take such other action as may be appropriate; and if the Emergency Management Committee determines that less than a majority of the members of the Board of Directors are available for service, the Emergency Management Committee shall, as soon as practicable, issue a call for a special meeting of stockholders for the election of Directors. The powers of the Emergency Management Committee shall terminate upon the convening of the meeting of the Board of Directors above prescribed at which a majority of the members thereof shall be present, or upon the convening of the above prescribed meeting of stockholders, whichever first shall occur.
ARTICLE V. OFFICERS
Section 1. Qualifications.
     The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer and may also include one or more Vice Chairmen of the Board, a President or Co-Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents and one or more Vice Presidents. Assistant Secretaries, Assistant Treasurers and such other officers as may be deemed necessary or appropriate may be appointed by the Board of Directors or may be appointed pursuant to Section 6 and 7 of this Article V. The elected officers shall be elected by the Board of Directors.
Section 2. Term of Office; Vacancies.
     So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year, and subject to the provisions of Sections 3, 4 and 6, of this Article V, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify or until their earlier resignation or removal. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term or may delegate the powers, duties and responsibilities of such officer to any other officer or officers of the Corporation.
Section 3. Removal of Elected Officers.
     Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the Whole Board, at any regular meeting or at any special meeting called for the purpose and, in the case of any officer not more senior than a Senior Vice President, by affirmative vote of a majority of the whole committee of the Board of Directors so empowered at any regular meeting or at any special meeting called for the purpose.
Section 4. Resignations.
     Any officer may resign at any time, upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.
Section 5. Officers Holding More Than One Office.
     Any officer may hold two (2) or more offices the duties of which can be consistently performed by the same person.
Section 6. The Chairman of the Board.
     The Chairman of the Board shall have general executive powers, as well as the specific powers conferred by these By-Laws. Except as otherwise provided in these By-Laws, he or she shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.
Section 7. The Chief Executive Officer.
     The Chief Executive Officer shall direct, coordinate and control the Corporation’s business and activities and its operating expenses and capital expenditures, and shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. He or she shall be responsible for the employment or appointment of employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section 1 of this Article V) as may be required for the conduct of the business and the attainment of the objectives of the Corporation. He or she shall have authority to suspend or to remove any employee, agent or appointed officer of the Corporation and to suspend for cause any officer elected by the Board of Directors and, in the case of a suspension for cause of any such elected officer, to recommend to the Board of Directors what further action should be taken. He or she shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. In the absence of the Chief Executive Officer, his or her duties shall be performed and his or her authority may be exercised by the President or a Co-President. In the absence of the Chief Executive Officer and the President or Co-Presidents, such duties shall be performed and such authority may be exercised by a person designated by the Board of Directors or a person selected pursuant to procedures determined by the Board of Directors.
Section 8. The President.
     The President, if any, shall be the chief operating officer of the Corporation. Two or more persons may be elected Co-Presidents, in which case such persons shall each serve as co-chief operating officers of the Corporation. The President or Co-Presidents shall implement the general directives, plans and policies formulated by the Board of Directors or the Chief Executive Officer pursuant to the By-Laws, in general shall have authority to exercise all the powers delegated to such officer(s) by the Board of Directors or the Chief Executive Officer and shall establish operating and administrative plans and policies and direct and coordinate the Corporation’s organizational components, within the scope of the authority delegated to him or her by the Board of Directors or the Chief Executive Officer. The President or Co-Presidents shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and responsibility for the employment or appointment of such employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section 1 of this Article V) as may be required to carry on the operations of the business. The President or a Co-President shall have authority to suspend or to remove any employee or agent of the Corporation (other than officers). As provided in Section 6 of this Article V, in the absence of the President or Co-Presidents, such officer(s)’ duties shall be performed and authority may be exercised by the Chief Executive Officer. In the absence of the President or Co-Presidents and the Chief Executive Officer, such duties shall be performed and such authority may be exercised by a person designated by the Board of Directors or a person selected pursuant to procedures determined by the Board of Directors.
Section 9. The Vice Chairmen of the Board.
     The several Vice Chairmen of the Board, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or a Co-President.
Section 10. The Executive Vice Presidents.
     The several Executive Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or a Co-President.

Section 11. The Senior Vice Presidents.
     The several Senior Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or a Co-President, any Vice Chairman of the Board or any Executive Vice President.
Section 12. The Vice Presidents.
     The several Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or a Co-President, any Vice Chairman of the Board or any Executive Vice President.
Section 13. The Secretary.
     The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and, as provided in Section 4 of Article II and Section 9 of Article III, shall keep minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which the Secretary is present, as well as of all proceedings at all meetings of committees of the Board of Directors at which the Secretary has served as secretary, and where some other person has served as secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. As provided in Section 2 of Article VII, the Secretary shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. The Secretary shall keep and account for all books, documents, papers and records of the Corporation, except those for which another officer or agent is properly accountable. The Secretary shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the Chief Executive Officer, the President or a Co-President shall perform such duties. An Assistant Secretary has all the duties that may be exercised by the Secretary.
Section 13. The Treasurer.
     The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. Except as otherwise provided by the Board of Directors, the Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation, shall render a statement of accounts whenever the Board of Directors shall require, shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of the treasurer of a corporation. Whenever required by the Board of Directors, the Treasurer shall give bonds for the faithful discharge of the duties of that office in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chief Executive Officer, the President or a Co-President shall perform such duties. An Assistant Treasurer has all the duties that may be exercised by the Treasurer.

Section 15. Additional Duties and Authority.
     In addition to the foregoing specifically enumerated duties and authority, the several officers of the Corporation shall perform such other duties and may exercise such further authority as the Board of Directors may, from time to time, determine, or as may be assigned to them by any superior officer.
ARTICLE VI. STOCK AND TRANSFERS OF STOCK
Section 1. Stock Certificates.
     The capital stock of the Corporation shall be represented by certificates provided that the Board of Directors may provide by resolution or resolutions that some or all or any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer or uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of stock of the same class and series shall be identical.
     Every holder of stock represented by certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Co-President or a Vice Chairman of the Board, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all signatures on the certificate may be a facsimile. In case any such officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if such officer, Transfer Agent or Registrar had not ceased to be such at the date of its issue.
Section 2. Transfers of Stock.
     Transfers of stock shall be made only upon on the books of the Corporation taxes kept an at office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.
Section 3. Lost Certificates.
     In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by it.

Section 4. Determination of Holders of Record for Certain Purposes.
     In order to determine the stockholders or other holders of securities entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, not more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock or securities may be exercised, and in such case only holders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after any such record date fixed as aforesaid. No record date shall precede the date on which the Board of Directors establishes such record date.
ARTICLE VII. CORPORATE SEAL
Section 1. Seal.
     The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and in the center of the circle the words “Corporate Seal, Delaware” and the figures “1973”.
Section 2. Affixing and Attesting.
     The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his or her absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board of Directors.
ARTICLE VIII. MISCELLANEOUS
Section 1. Fiscal Year.
     The fiscal year of the Corporation shall end on the last Friday of December in each year and the succeeding fiscal year shall begin on the day next succeeding the last day of the preceding fiscal year.
Section 2. Signatures on Negotiable Instruments.
     All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

Section 3. References to Article and Section Numbers and to the By-Laws and the Certificate of Incorporation.
     Whenever in these By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation, as amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.
ARTICLE IX. AMENDMENTS
     The By-Laws may be altered, amended or repealed at any Annual Meeting, or at any special meeting of holders of shares of stock entitled to vote thereon, provided, that in the case of a special meeting notice of such proposed alteration, amendment or repeal be included in the notice of meeting, by a vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote thereon, or by the Board of Directors at any valid meeting by affirmative vote of a majority of the Whole Board.
The undersigned, duly qualified Secretary of Merrill Lynch & Co., Inc., a Delaware corporation, hereby certifies the foregoing to be a true and complete copy of the By-Laws of Merrill Lynch & Co., Inc. in effect on this date.
Dated: October 30, 2007

/s/ Judith A. Witterschein
Secretary